                                                 EXECUTION COPY
- ----------------------------------------------------------------

                    THE COLEMAN COMPANY, INC.





              7.10% Senior Notes, Series A, due 2006
              7.25% Senior Notes, Series B, due 2008



                        -------------------
                      NOTE PURCHASE AGREEMENT
                        -------------------



                      Dated as of May 1, 1996



- ----------------------------------------------------------------

                             TABLE OF CONTENTS

                                                              PAGE

1.    AUTHORIZATION OF NOTES; SUBSIDIARY GUARANTEES.........   1
1.1.    The Notes...........................................   1
1.2.    The Subsidiary Guarantees...........................   1

2.    SALE AND PURCHASE OF NOTES............................   2

3.    CLOSING...............................................   2

4.    CONDITIONS TO CLOSING.................................   3
4.1.    Representations and Warranties......................   3
4.2.    Performance; No Default.............................   3
4.3.    Compliance Certificates.............................   3
4.4.    Opinions of Counsel.................................   3
4.5.    Proceedings and Documents...........................   4
4.6.    Subsidiary Guarantees...............................   4
4.7.    Purchase Permitted By Applicable Law, etc...........   4
4.8.    Sale of Notes to Other Purchasers...................   4
4.9.    Payment of Special Counsel Fees.....................   4
4.10.   Ratings; Private Placement Numbers..................   5
4.11.   Changes in Corporate Structure......................   5

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........   5
5.1.    Organization; Power and Authority...................   5
5.2.    Authorization, etc..................................   5
5.3.    Disclosure..........................................   6
5.4.    Organization and Ownership of Shares of
         Subsidiaries.......................................   6
5.5.    Financial Statements................................   7
5.6.    Compliance with Laws, Other Instruments, etc........   8
5.7.    Governmental Authorizations, etc....................   8
5.8.    Litigation; Observance of Agreements, Statutes and
         Orders.............................................   8
5.9.    Taxes...............................................   8
5.10.   Title to Property; Leases...........................   9
5.11.   Licenses, Permits, etc..............................   9
5.12.   Compliance with ERISA...............................  10
5.13.   Private Offering by the Company.....................  11
5.14.   Use of Proceeds; Margin Regulations.................  11
5.15.   Existing Indebtedness; Future Liens.................  12
5.16.   Foreign Assets Control Regulations, etc.............  12
5.17.   Status under Certain Statutes.......................  12
5.18.   Environmental Matters...............................  12

6.    REPRESENTATIONS OF THE PURCHASER......................  13
6.1.    Purchase of Notes...................................  13
6.2.    Source of Funds.....................................  13

7.    INFORMATION AS TO COMPANY.............................  14
7.1.    Financial and Business Information..................  14
7.2.    Officer's Certificate...............................  17
7.3.    Inspection..........................................  18

8.    PREPAYMENT OF THE NOTES...............................  18
8.1.    Required Prepayments................................  18
8.2.    Optional Prepayments................................  19
8.3.    Mandatory Prepayment Under Certain Circumstances....  20
8.4.    Allocation of Partial Prepayments...................  20
8.5.    Maturity; Surrender, etc............................  20
8.6.    Purchase of Notes...................................  21
8.7.    Make-Whole Amount...................................  21

9.    AFFIRMATIVE COVENANTS.................................  23
9.1.    Compliance with Law.................................  23
9.2.    Insurance...........................................  23
9.3.    Maintenance of Properties...........................  23
9.4.    Payment of Taxes and Claims.........................  24
9.5.    Corporate Existence, etc............................  24

10.   NEGATIVE COVENANTS....................................  24
10.1.   Funded Indebtedness and Non-Guarantor Restricted
         Subsidiary Indebtedness............................  25
10.2.   Liens...............................................  26
10.3.   Sale and Leaseback Transactions.....................  28
10.4.   Maintenance of Consolidated Net Worth...............  29
10.5.   Designation of Restricted and Unrestricted
         Subsidiaries.......................................  29
10.6.   Additional Subsidiary Guarantees....................  30
10.7.   Merger, Consolidation, etc..........................  31
10.8.   Transactions with Affiliates........................  32
10.9.   Agreements Restricting Dividends....................  32

11.   EVENTS OF DEFAULT.....................................  32

12.   REMEDIES ON DEFAULT, ETC..............................  35
12.1.   Acceleration........................................  35
12.2.   Other Remedies......................................  36
12.3.   Rescission..........................................  36
12.4.   No Waivers or Election of Remedies, Expenses, etc...  36

13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........  37
13.1.   Registration of Notes...............................  37
13.2.   Transfer and Exchange of Notes......................  37
13.3.   Replacement of Notes................................  38

14.   PAYMENTS ON NOTES.....................................  38
14.1.   Place of Payment....................................  38
14.2.   Home Office Payment.................................  39

15.   EXPENSES, ETC.........................................  39
15.1.   Transaction Expenses................................  39
15.2.   Survival............................................  40


                                (ii)


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16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
       AGREEMENT............................................  40
17.   AMENDMENT AND WAIVER..................................  40
17.1.   Requirements........................................  40
17.2.   Solicitation of Holders of Notes....................  41
17.3.   Binding Effect, etc.................................  41
17.4.   Notes held by Company, etc..........................  42
18.   NOTICES...............................................  42
19.   REPRODUCTION OF DOCUMENTS.............................  42
20.   CONFIDENTIAL INFORMATION..............................  43
21.   SUBSTITUTION OF PURCHASER.............................  44
22.   MISCELLANEOUS.........................................  44
22.1.   Successors and Assigns..............................  44
22.2.   Jurisdiction and Process; Waiver of Jury Trial......  44
22.3.   Payments Due on Non-Business Days...................  45
22.4.   Severability........................................  45
22.5.   Construction........................................  46
22.6.   Accounting Terms; Pro Forma Calculations............  46
22.7.   Counterparts........................................  46
22.8.   Governing Law.......................................  47

Schedule A       --   Names and Addresses of Purchasers
Schedule B       --   Defined Terms

Exhibit 1.1(a)   --   Form of 7.10% Senior Note, Series A, due
                       2006
Exhibit 1.1(b)   --   Form of 7.25% Senior Note, Series B, due
                       2008
Exhibit 1.2      --   Form of Subsidiary Guarantee
Exhibit 4.4(a)   --   Form of Opinion of Counsel for the Company
Exhibit 4.4(b)   --   Form of Opinion of Special Counsel for the
                       Company
Exhibit 4.4(c)   --   Form of Opinion of Special Counsel to the
                       Purchasers

Schedule 5.3     --   Disclosure Documents
Schedule 5.4     --   Subsidiaries
Schedule 5.5     --   Financial Statements
Schedule 5.15    --   Existing Indebtedness
Schedule 10.2    --   Existing Liens


                                 (iii)

                          THE COLEMAN COMPANY, INC.
                            1526 Cole Boulevard
                                 Suite 300
                             Golden, CO 80401
                          Telephone - 303-202-2400
                          Telecopy - 303-202-2429



                  7.10% Senior Notes, Series A, due 2006
                  7.25% Senior Notes, Series B, due 2008



                                                             As of May 1, 1996


TO EACH OF THE PURCHASERS LISTED IN
  THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     THE COLEMAN COMPANY, INC., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.     AUTHORIZATION OF NOTES; SUBSIDIARY GUARANTEES.

1.1.   THE NOTES.

     The Company has duly authorized the issue and sale of $85,000,000 aggregate principal amount of its 7.10% Senior Notes, Series A, due 2006 (the "SERIES A NOTES") and $75,000,000 aggregate principal amount of its 7.25% Senior Notes, Series B, due 2008 (the "SERIES B NOTES", and together with the Series A Notes, the "NOTES"), such notes to be substantially in the respective forms set out in Exhibits 1.1(a) and 1.1(b). As used herein, the term "NOTES" shall mean all notes (irrespective of series unless otherwise specified) originally delivered pursuant to this Agreement and the Other Agreements referred to below and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural. The terms "NOTE", "SERIES A NOTE" and "SERIES B NOTE" mean one of the Notes, Series A Notes and Series B Notes, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.   THE SUBSIDIARY GUARANTEES.

     The Notes will be unconditionally guaranteed by each Domestic Restricted Subsidiary identified as such in Schedule 5.4 (individually a "Subsidiary Guarantor" and collectively the "SUBSIDIARY GUARANTORS", which terms shall include after the date


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                                       2


of the Closing all additional guarantors from time to time executing and delivering Subsidiary Guarantees pursuant to Section 10.6), pursuant to subsidiary guarantees substantially in the form of Exhibit 1.2 (individually a "SUBSIDIARY GUARANTEE" and collectively the "SUBSIDIARY GUARANTEES").

2.     SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the aggregate principal amount or amounts specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the series and in the principal amount or amounts specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.     CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, NY 10022 at 10:00 a.m., New York time, at a closing (the "Closing") on such Business Day not earlier than May 21, 1996 and not later than June 25, 1996 as the Company shall specify by not less than two Business Days' prior written notice to you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note of each series (or such greater number of Notes in denominations of at least $500,000 as you may request), dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 335312-01 at Credit Suisse, New York (ABA No. 026009179),
Attention: Julia Kingsbury.

     If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have under this Agreement.

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                                       3


4.     CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.   REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Company in this Agreement shall be correct when made and shall be correct in all material respects at the time of the Closing.

4.2.   PERFORMANCE; NO DEFAULT.

     The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of this Agreement that would have been prohibited by Section 10.1, 10.2, 10.3, 10.7, 10.8 or 10.9 had such Sections applied since such date.

4.3.   COMPLIANCE CERTIFICATES.

     (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.11 have been fulfilled.

     (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate of the Secretary or an Assistant Secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and the Other Agreements.

4.4.   OPINIONS OF COUNSEL.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Larry E. Sanford, Esq., Executive Vice President-Law, Administration and Development of the Company, and Paul, Weiss, Rifkind, Wharton & Garrison, special counsel for the Company, substantially in the respective forms set forth in Exhibits 4.4(a) and 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to you), and (b) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

4.5.   PROCEEDINGS AND DOCUMENTS.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.6.   SUBSIDIARY GUARANTEES.

     A Subsidiary Guarantee, dated as of a date on or before the date of the Closing, shall have been duly executed and delivered by each Domestic Restricted Subsidiary in the form hereinabove recited and shall be in full force and effect.

4.7.   PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

     On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.8.   SALE OF NOTES TO OTHER PURCHASERS.

     The Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.9.   PAYMENT OF SPECIAL COUNSEL FEES.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the date of the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.10.  RATINGS; PRIVATE PLACEMENT NUMBERS.

     The Notes shall have been rated "BBB" or better by each of Fitch Investors Service, L.P. and Duff & Phelps Credit Rating Co. on the assumption that the Acquisition will occur.

     A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes of each series.

4.11.  CHANGES IN CORPORATE STRUCTURE.

     Since the date of this Agreement, the Company shall not have consolidated with or merged into any other corporation or conveyed, transferred or leased all or substantially all of its assets in a single transaction or series of transactions to any Person, whether or not such transaction or series of transactions would have been permitted by Section
10.7 had such Section applied since such date.

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

5.1.   ORGANIZATION; POWER AND AUTHORITY.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.   AUTHORIZATION, ETC.

     This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The respective Subsidiary Guarantees have been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor and, upon execution and delivery thereof, the respective Subsidiary Guarantees will constitute a legal, valid and binding obligation of the respective Subsidiary Guarantors, enforceable against the respective Subsidiary Guarantors in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.   DISCLOSURE.

     The Company, through its agent, CS First Boston Corporation, has delivered to you a copy of a Direct Placement Memorandum dated March 1996 (the "MEMORANDUM") relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and described in Schedule 5.3 (together with the Memorandum, the "DISCLOSURE DOCUMENTS"), and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole except as disclosed in the Disclosure Documents or in the financial statements listed in Schedule 5.5 and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.   ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

     (a) Schedule 5.4 contains (except as noted therein) complete and correct lists as of the date of this Agreement of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and (ii) directors and senior officers.
Schedule 5.4 also identifies each Domestic Restricted Subsidiary as of the date of this Agreement. No Subsidiary listed in

Schedule 5.4 is a guarantor under the Existing Bank Credit Facility other than the Domestic Restricted Subsidiaries so identified in Schedule 5.4. Each of the Company's Subsidiaries is a Restricted Subsidiary as of the date of this Agreement.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 10.2).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and, in the case of each Domestic Restricted Subsidiary, to execute and deliver and perform its obligations under its respective Subsidiary Guarantee.

     (d) No Non-Guarantor Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary in any material respect to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.   FINANCIAL STATEMENTS.

     The Company has delivered to you copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.   COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

     The execution, delivery and performance by the Company of this Agreement and the Notes and by the Subsidiary Guarantors of their respective Subsidiary Guarantees will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.   GOVERNMENTAL AUTHORIZATIONS, ETC.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the Company of this Agreement or the Notes or by the Subsidiary Guarantors of the respective Subsidiary Guarantees.

5.8.   LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

     (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.   TAXES.

     The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1988 and thereafter for the period ended April 30, 1989.

5.10.  TITLE TO PROPERTY; LEASES.

     The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed on Schedule 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  LICENSES, PERMITS, ETC.

     Except to the extent that failures to own or possess, or infringements or violations of the types referred to below, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are necessary for the conduct of the business of the Company and its Subsidiaries, without known conflict with the rights of others;

          (b) to the best of the Company's knowledge, no product of the Company infringes any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best of the Company's knowledge, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.  COMPLIANCE WITH ERISA.

     (a) The Company and each ERISA Affiliate have operated and administered each Plan (other than a Multiemployer Plan) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any unpaid liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to any Plan (other than a Multiemployer Plan) or, to the best knowledge of the Company, any Multiemployer Plan, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans) subject to Title IV of ERISA, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $60,000,000 in the aggregate for all such Plans. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting

Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes at the Closing hereunder will not involve any prohibited transaction (as such term is defined in section 406(a) of ERISA and section 4975(c)(1)(A)-(D) of the Code), that could subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502(i) of ERISA. The representation by the Company in the preceding sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section
6.2 as to the source of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.  PRIVATE OFFERING BY THE COMPANY.

     Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 30 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Subsidiary Guarantees to the registration requirements of Section 5 of the Securities Act.

5.14.  USE OF PROCEEDS; MARGIN REGULATIONS.

     The Company will apply the net proceeds of the sale of the Notes to fund the Acquisition, substantially as described in the Memorandum, and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.   EXISTING INDEBTEDNESS; FUTURE LIENS.

          (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date of this Agreement. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary, and no other event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would have constituted a Default or an Event of Default if
Section 11(f) had applied at all times since that date.

          (b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien securing Indebtedness (other than Liens permitted to be created under Section 10.2 without securing the Notes equally and ratably).

5.16.   FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.   STATUS UNDER CERTAIN STATUTES.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.   ENVIRONMENTAL MATTERS.

          Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing prior to your execution and delivery of this Agreement:

           (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

           (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

           (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.   REPRESENTATIONS OF THE PURCHASER.

6.1.    PURCHASE OF NOTES.

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.  SOURCE OF FUNDS.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account", as such term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and the purchase of the Notes by you is eligible for, and satisfies the requirements of, PTE 95-60 as in effect as of the date of this Agreement;

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
     (ii) a bank collective
     investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund and the purchase of the Notes by you is eligible for, and satisfies the requirements of, PTE 90-1 or PTE 91-38, as the case may be, in each case as in effect as of the date of this Agreement;

          (c) the Source does not include assets of any employee benefit plan or any "plan" described in section 4975(e) of the Code other than a plan exempt from the coverage of ERISA and the provisions of section 4975 of the Code; or

          (d) the Source is one or more employee benefit plans or "plans" (as defined in section 4975(e) of the Code), or a separate account or trust fund including the assets of one or more employee benefit plans or "plans", each of which has been identified to the Company in writing pursuant to this paragraph (d) and the Company has notified you in writing that neither the Company nor any Subsidiary Guarantor is a "party in interest" or "disqualified person" (as such terms are defined in section 3(14) of ERISA and section 4975(e)(2) of the Code, respectively) with respect to any such employee benefit plan or "plan".

As used in this Section 6.2, the term "EMPLOYEE BENEFIT PLAN" shall have the meaning assigned to such term in section 3 of ERISA.

7.   INFORMATION AS TO COMPANY.

7.1.    FINANCIAL AND BUSINESS INFORMATION.

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, retained earnings and cash flows of the Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a), unless the financial statements included in said Form 10-Q include the accounts of any Unrestricted Subsidiary;

     (b) ANNUAL STATEMENTS -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

          (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such year, and

          (ii) consolidated statements of income, retained earnings and cash flows of the Company and its Restricted Subsidiaries for such year,


setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

          (A) an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

          (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b), unless the financial statements included in said Form 10-K include the accounts of any Unrestricted Subsidiary;

     (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary generally to its shareholders (other than the Company or another Subsidiary) or to its creditors, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

     (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (e) ERISA MATTERS -- promptly, and in any event within 30 days after a Responsible Officer becoming aware of any thereof, a written notice setting forth the nature of, and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect to, any event, transaction or condition that could reasonably be expected to result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA

Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, is reasonably expected to have a Material Adverse Effect;

     (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

     (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes or relating to the ability of a Subsidiary Guarantor to perform its obligations under its respective Subsidiary Guarantee, in each case as from time to time may be reasonably requested by any such holder of Notes.

7.2. OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 to 10.6, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) DEFAULT -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3. INSPECTION.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.   PREPAYMENT OF THE NOTES.

          In addition to the payment of the entire unpaid principal amount of the Notes of each series at the final maturity thereof, the Company will make required, and may make optional, prepayments in respect of the Notes as hereinafter provided.

8.1.  REQUIRED PREPAYMENTS.

          (a) SERIES A NOTES. On the anniversary date of the Closing in the year 2000 and on each subsequent anniversary date of the Closing to and including such anniversary date in the year 2005, the Company will prepay $12,142,857 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without premium and allocated as provided in
Section 8.4, provided that upon any partial prepayment of the Series A Notes pursuant to Section 8.2 or purchase of Series A Notes permitted by Section 8.6, the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1(a) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment or purchase.

          (b) SERIES B NOTES. On the anniversary date of the Closing in the year 2004 and on each subsequent anniversary date of the Closing to and including such anniversary date in the year 2007, the Company will prepay $15,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without premium and allocated as provided in Section 8.4, provided that upon any partial prepayment of the Series B Notes pursuant to Section 8.2 or purchase of Series B Notes permitted by Section 8.6, the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1(b) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase.

8.2.  OPTIONAL PREPAYMENTS.

          The Company may, at its option and upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of both series pro rata, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount for the Notes of each series determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 20 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business
Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of Notes (if any) held by such holder to be prepaid (determined in accordance with Section 8.4), the interest to be paid on the prepayment date with respect to such principal amount being prepaid and that such prepayment is being made pursuant to this Section 8.2.

          Each such notice of prepayment pursuant to this Section 8.2 shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount for the Notes of each series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment),
setting forth the details of such computation.   Two Business Days prior to such
prepayment of Notes, the Company shall deliver to each holder of the Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount for the Notes of each series as of the specified prepayment date. If for any reason the Required Holders, by notice to the Company, object to such calculation of the Make-Whole Amount, the Make-Whole Amount calculated by such Required Holders and specified in such notice shall be final and binding upon the Company and the holders of the Notes absent manifest error. If the Required Holders shall give the notice specified in the preceding sentence, the Company will forthwith provide a copy of such notice to all other holders of outstanding Notes.

8.3.  MANDATORY PREPAYMENT UNDER CERTAIN CIRCUMSTANCES.

          If for any reason the purchase of at least 59.9% of the issued and outstanding shares of capital stock of Application des Gaz SA ("ADG") is not completed substantially as described in the Memorandum by the close of business in New York City on the Acquisition Completion Deadline (as defined below), the Company will, upon notice given on the next Business Day after the Acquisition Completion Deadline (as defined below) as provided below, prepay all of the Notes on the date specified in such notice, at the principal amount of each such Note, together with interest accrued thereon to the date of such prepayment, but without premium. Such notice shall specify the date fixed for such prepayment (which shall be a Business Day on or before June 28, 1996 that is not less than two nor more than five Business Days after the date of such notice), the amount of accrued interest to be paid on the prepayment date with respect to the Notes and that such prepayment is being made pursuant to this Section 8.3. As used in this Section 8.3, the term "ACQUISITION COMPLETION DEADLINE" means the earlier to occur of (i) the tenth Business Day after the date of the Closing and (ii) June 25, 1996.

8.4.  ALLOCATION OF PARTIAL PREPAYMENTS.

          In the case of each partial prepayment of the Notes or the Notes of either series, the principal amount of the Notes or the Notes of such series, as the case may be, to be prepaid shall be allocated among all of the Notes or the Notes of such series, as the case may be, at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

8.5.  MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.  PURCHASE OF NOTES.

          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes and (b) pursuant to an offer made by the Company or any such Affiliate to the holders of all of the Notes then outstanding to purchase Notes on the same terms and conditions (except for such difference in the offering price that reflects differences in interest rates and maturities of the Notes of the respective series), pro rata among all Notes tendered, which offer shall remain outstanding for a reasonable period of time (not to be less than 30 days).

          Any Notes so repurchased shall immediately upon acquisition thereof be cancelled and no Notes shall be issued in substitution or exchange therefor.

          Promptly and in any event within five Business Days after each such purchase of Notes, the Company will furnish each holder of the Notes with a certificate of a Senior Financial Officer describing such purchase (including the aggregate principal amount of Notes so purchased and the purchase price therefor) and certifying that such purchase was made in compliance with the requirements of this Section 8.6.

8.7.  MAKE-WHOLE AMOUNT.

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called

     Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business
     Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
     (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such

     Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.   AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

9.1. COMPLIANCE WITH LAW.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2. INSURANCE.

          The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3. MAINTENANCE OF PROPERTIES.

          The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4. PAYMENT OF TAXES AND CLAIMS.

          The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5. CORPORATE EXISTENCE, ETC.

          Subject to the provisions of Section 10.7, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises (as franchisee) of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

10.  NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

10.1. FUNDED INDEBTEDNESS AND NON-GUARANTOR RESTRICTED SUBSIDIARY INDEBTEDNESS.

          (a) The Company will not, and will not permit any Restricted Subsidiary to, create, assume, incur, guarantee or otherwise become liable in respect of any Funded Indebtedness except

               (i) Funded Indebtedness incurred to renew, refinance or replace (including successive renewals, refinancings or replacements) (A) up to $175,000,000 in unpaid principal amount of Funded Indebtedness under the Existing Bank Credit Facility (including Borrowing Facility Indebtedness) existing on the date of this Agreement and described in Schedule 5.15,
     (B) other Funded Indebtedness existing on the date of this Agreement and described in Schedule 5.15 and (C) other Funded Indebtedness incurred pursuant to clause (v) below, provided in each case that the principal amount of such Funded Indebtedness does not exceed the principal amount of Funded Indebtedness then being renewed, refinanced or replaced;

               (ii) Additional Borrowing Facility Indebtedness, provided that at the time such Additional Borrowing Facility Indebtedness is incurred the aggregate unpaid principal amount of Additional Borrowing Facility Indebtedness does not exceed the Maximum Amount as then in effect;

               (iii) Funded Indebtedness secured by the loan or cash value of any insurance policy, provided that the aggregate amount of such Funded Indebtedness at any time outstanding shall not exceed $15,000,000;

               (iv) Funded Indebtedness owing by any Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary; and

               (v) other Funded Indebtedness (including Borrowing Facility Indebtedness in excess of the Maximum Amount in effect at the time such Borrowing Facility Indebtedness is incurred), provided that immediately after giving effect thereto and to the application of the proceeds of such Funded Indebtedness the Funded Indebtedness to EBITDA Ratio, determined on a pro forma basis, does not exceed 3.50 to 1.

For purposes of this Section 10.1, a Restricted Subsidiary shall be deemed to have incurred Funded Indebtedness previously owed to the Company or a Wholly-Owned Restricted Subsidiary at the time the obligee ceases for any reason to be the Company or a Wholly-Owned Restricted Subsidiary, and any Unrestricted Subsidiary or other Person that hereafter becomes a Restricted Subsidiary shall be deemed at that time to have incurred all of its outstanding Funded Indebtedness.

          (b) The Company will not permit any Non-Guarantor Restricted Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except

          (i) Indebtedness incurred to renew, refinance or replace (including successive renewals, refinancings or replacements) (A) any Indebtedness of any Non-Guarantor Restricted Subsidiary existing on the date of this Agreement and described in Schedule 5.15 and (B) any Indebtedness incurred pursuant to clause (iii) below, provided in each case that the principal amount of such Indebtedness does not exceed the principal amount of Indebtedness then being renewed, refinanced or replaced;

          (ii) Indebtedness of the type permitted to be secured under Section 10.2(b), (c), (d) or (e), whether or not so secured, and renewals, refinancings and replacements thereof, provided that the principal amount of Indebtedness so renewed, refinanced or replaced is not increased; and

          (iii) other Indebtedness, provided that immediately after giving effect to the incurrence of such other Indebtedness the sum (without duplication) of (A) the aggregate unpaid principal amount of Indebtedness (including Capital Lease Obligations) of the Company and its Restricted Subsidiaries secured by Liens permitted by Section 10.2(f) plus (B) the aggregate unpaid principal amount of Indebtedness of all Non-Guarantor Restricted Subsidiaries (other than Indebtedness owing to the Company or a Wholly-Owned Restricted Subsidiary) plus (C) the aggregate Attributable Indebtedness in connection with all sale and leaseback transactions of the Company and its Restricted Subsidiaries permitted by Section 10.3(a) or
     (b) after the date of the Closing, does not exceed 20% of Consolidated Capitalization.

          For purposes of this Section 10.1, a Person that becomes a Non-Guarantor Restricted Subsidiary (including without limitation by reason of designation as a Restricted Subsidiary or release of a Subsidiary Guarantee) after the date of the Closing shall be deemed at that time to have incurred all of its outstanding Indebtedness.

10.2. LIENS.

          The Company will not and will not permit any Restricted Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property, whether now owned or hereafter acquired, securing any Indebtedness without making effective provision whereby the Notes shall be secured by such Lien equally and ratably with or prior to any and all Indebtedness and other obligations to be secured thereby for so long as such Indebtedness is so secured, provided that nothing in this Section 10.2 shall prohibit

          (a) Liens in respect of property of the Company or a Restricted Subsidiary existing on the date of this Agreement and described in
     Schedule 10.2, and Liens relating to any extension, renewal or replacement of any such Lien (including successive extensions, renewals or replacements), provided that the principal amount of Indebtedness secured by any such Lien is not increased and such Lien does not extend to or cover any other property than the property covered by such Lien on the date of this Agreement;

          (b) Liens in respect of property acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, which Liens are created at the time of or within 360 days after acquisition or completion of construction of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that in any such case

               (i) no such Lien shall extend to or cover any other property of the Company or such Restricted Subsidiary, as the case may be, and

               (ii) the aggregate principal amount of Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

          (c) Liens in respect of property acquired by the Company or a Restricted Subsidiary after the date of the Closing, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the date of the Closing becomes a Restricted Subsidiary or is consolidated with or merged with or into the Company or a Restricted Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Restricted Subsidiary, Liens existing at the time such Person becomes a Restricted Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Restricted Subsidiary, as the case may be;

          (d) Liens securing Indebtedness of the Company or a Restricted Subsidiary in respect of trade letters of credit obtained in the ordinary course of business;

          (e) Liens securing Indebtedness owed by a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary; and

                                     28
          (f)  Liens which would otherwise not be permitted by paragraphs
     (a) through (e) above, securing Indebtedness of the Company or a Restricted Subsidiary, provided that immediately after giving effect to the incurrence of such Indebtedness the sum (without duplication) of (i) the aggregate unpaid principal amount of Indebtedness (including Capital Lease Obligations) of the Company and its Restricted Subsidiaries secured by such Liens permitted by this Section 10.2(f) plus (ii) the aggregate unpaid principal amount of Indebtedness of all Non-Guarantor Restricted Subsidiaries (other than Indebtedness owing to the Company or a Wholly-Owned Restricted Subsidiary) plus (iii) the aggregate Attributable Indebtedness in connection with all sale and leaseback transactions of the Company and its Restricted Subsidiaries permitted by Section 10.3(a) or (b) after the date of the Closing, does not exceed 20% of Consolidated Capitalization.

          For purposes of this Section 10.2 any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company or a Restricted Subsidiary shall be deemed to have been created at that time.

10.3. SALE AND LEASEBACK TRANSACTIONS.

          The Company will not and will not permit any Restricted Subsidiary to sell, lease, transfer or otherwise dispose of (collectively, a "transfer") any asset on terms whereby the asset owned at the time of such transfer (and not acquired in anticipation of such transfer) is then or thereafter leased by the Company or any Restricted Subsidiary (as lessee) for a period in excess of three years, unless either

          (a) immediately after giving effect to such transaction and the incurrence of Attributable Indebtedness in respect thereof, the sum (without duplication) of (i) the aggregate Attributable Indebtedness in connection with all sale and leaseback transactions of the Company and its Restricted Subsidiaries permitted by this paragraph (a) and paragraph
     (b) below after the date of the Closing plus (ii) the aggregate unpaid principal amount of Indebtedness (including Capital Lease Obligations) of the Company and its Restricted Subsidiaries secured by Liens permitted by
     Section 10.2(f) plus (iii) the aggregate unpaid principal amount of Indebtedness of all Non-Guarantor Restricted Subsidiaries (other than Indebtedness owing to the Company or a Wholly-Owned Restricted Subsidiary), does not exceed 20% of Consolidated Capitalization, or

          (b) the proceeds realized from the transfer are applied within 90 days after the receipt thereof to the repayment of Indebtedness (and in that connection the

     Company shall have made an offer to purchase, at not less than par, Notes in an unpaid principal amount at least equal to a pro rata portion of all such Indebtedness to be repaid, allocated pro rata among all the Notes tendered, which offer shall have been made to all holders of the Notes and otherwise in accordance with Section 8.6)

10.4.  MAINTENANCE OF CONSOLIDATED NET WORTH.

          The Company will not at any time permit Consolidated Net Worth to be less than the sum of (a) $200,000,000 plus (b) 25% of Consolidated Net Income for each fiscal year (beginning with the fiscal year ending on December 31, 1995) for which Consolidated Net Income is positive.

10.5. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

          (a) The Company will not designate any Restricted Subsidiary as an Unrestricted Subsidiary unless

          (i) such Subsidiary was not previously (directly or indirectly) an Unrestricted Subsidiary, and

          (ii) immediately before and after giving pro forma effect to such designation, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Company would be permitted to incur (x) at least $1 of additional Funded Indebtedness under Section 10.1(a)(v) (or if the Company would not then be permitted to incur such additional Funded Indebtedness, the excess of Funded Indebtedness outstanding under Section 10.1(a)(v) over the maximum amount permitted to be outstanding under
     Section 10.1(a)(v) would not be increased after giving effect to such designation) and (y) at least $1 of additional secured Indebtedness under
     Section 10.2(f) (or if the Company would not then be permitted to incur such additional secured Indebtedness, the excess of secured Indebtedness outstanding under Section 10.2(f) over the maximum amount permitted to be outstanding under Section 10.2(f) would not be increased after giving effect to such designation).

          (b) The Company will not designate any Person as a Restricted Subsidiary unless

          (i) such Subsidiary was not previously (directly or indirectly) a Restricted Subsidiary, except that any Restricted Subsidiary that (directly or indirectly) is designated as an Unrestricted Subsidiary after the date of the Closing pursuant to paragraph (a) above may once and only once thereafter be redesignated as a Restricted Subsidiary pursuant to this paragraph (b),

          (ii) such Subsidiary concurrently becomes (or immediately after giving effect to such designation remains) a Subsidiary Guarantor under Section 10.6 if Section 10.6 so requires, and

          (iii) immediately before and after giving pro forma effect to such designation, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Company would be permitted to incur (x) at least $1 of additional Funded Indebtedness under Section 10.1(a)(v) (or if the Company would not then be permitted to incur such additional Funded Indebtedness, the excess of Funded Indebtedness outstanding under Section 10.1(a)(v) over the maximum amount permitted to be outstanding under
     Section 10.1(a)(v) would not be increased after giving effect to such designation) and (y) at least $1 of additional secured Indebtedness under
     Section 10.2(f) (or if the Company would not then be permitted to incur such additional secured Indebtedness, the excess of secured Indebtedness outstanding under Section 10.2(f) over the maximum amount permitted to be outstanding under Section 10.2(f) would not be increased after giving effect to such designation).

          (c) Forthwith and in any event within ten Business Days after a designation pursuant to paragraph (a) or (b) above, the Company will furnish each holder of the Notes with a certificate of a Senior Financial Officer specifying the effective date of such designation and setting forth calculations in reasonable detail demonstrating compliance with the conditions to such designation set forth in paragraph (a) or (b), as applicable.

10.6. ADDITIONAL SUBSIDIARY GUARANTEES.

          (a) Forthwith after any Subsidiary becomes a Domestic Restricted Subsidiary after the date of the Closing, the Company will cause such Domestic Restricted Subsidiary to become an Additional Guarantor as herein provided. Without limiting the generality of the preceding sentence, so long as the Existing Bank Credit Facility remains in effect the Company will cause each Subsidiary that guarantees the Company's obligations under the Existing Bank Credit Facility after the date of the Closing to become an Additional Guarantor, prior to or concurrently with the delivery of such guarantee in respect of the Existing Bank Credit Facility.

          (b) As used in this Agreement, "ADDITIONAL GUARANTOR" means a Restricted Subsidiary that becomes a Subsidiary Guarantor after the date of the Closing by delivering to each holder of Notes (i) a Subsidiary Guarantee duly executed by that Subsidiary and (ii) an opinion of Paul, Weiss, Rifkind, Wharton & Garrison or other counsel reasonably satisfactory to the Required Holders (which opinion shall be reasonably satisfactory to the Required Holders and may be subject to customary exceptions, qualifications and limitations under the circumstances) to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and is valid, binding and enforceable in accordance with its terms.

          (c) Any Subsidiary Guarantor which has ceased to be a Subsidiary or which is the subject of a binding agreement under which it is to cease to be a Subsidiary may, at the request of the Company, and any Subsidiary which hereafter becomes an Additional Guarantor and thereafter is not or is no longer required to be a Subsidiary Guarantor pursuant to paragraph (a) above, and any Subsidiary Guarantor which is then being designated as an Unrestricted Subsidiary pursuant to Section 10.5(a) shall, at the Company's request, be discharged from all of its obligations and liabilities under its Subsidiary Guarantee by the Required Holders entering into a release in form and substance reasonably satisfactory to the Required Holders, and you and each other holder of a Note, by acceptance of such Note, agree to enter into such a satisfactory release promptly upon request, except that this paragraph (c) shall not apply
(i) if a Default or Event of Default has occurred and is continuing, (ii) if after giving effect to such release a Non-Guarantor Restricted Subsidiary would not be permitted to incur at least $1 of additional Indebtedness under
Section 10.1(b)(iii) (unless the excess of Indebtedness outstanding under Section 10.1(b)(iii) over the maximum amount permitted to be outstanding under
Section 10.1(b)(iii) would not be increased after giving effect to such release), (iii) to a Subsidiary Guarantor if any amount is then due and payable under its Subsidiary Guarantee or (iv) to a Subsidiary Guarantor which at the time is a guarantor of any other Funded Indebtedness of the Company or another Subsidiary Guarantor that is not also concurrently being released.

10.7.  MERGER, CONSOLIDATION, ETC.

          The Company will not consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless

          (a) the continuing, surviving or acquiring corporation (if not the Company) (i) shall be a solvent corporation organized and existing under the laws of the United States or any State thereof, (ii) shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of the Company under this Agreement, the Other Agreements and the Notes and (iii) shall have caused to be delivered to each holder of a Note an opinion of counsel of recognized standing to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

          (b) immediately after giving pro forma effect to any such transaction no Default or Event of Default shall have occurred and be continuing.

Upon any such consolidation or merger, or any such sale, conveyance, transfer or lease of all or substantially all of the assets of the Company, in each case in accordance with the provisions of this Section 10.7, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person had been named as the Company in this Agreement, and, in the event of such a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company, the Company shall be discharged from all obligations and covenants under this Agreement.

10.8.  TRANSACTIONS WITH AFFILIATES.

          The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.9. AGREEMENTS RESTRICTING DIVIDENDS.

          The Company will not permit any Non-Guarantor Restricted Subsidiary to become a party to any agreement or arrangement that restricts or has the effect of restricting the ability of such entity to pay dividends or make other distributions with respect to its capital stock or other equity interests if such agreement or arrangement might reasonably be expected to have a material adverse effect on the ability of the Company to perform obligations under this Agreement or the Notes or on the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guarantee.

11.  EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or 8.3 or Sections 10.1 to 10.7, inclusive, and, in the case of any such default under Section 10.4, such default shall have continued for a period of 30 days after a Responsible Officer obtains knowledge thereof (if and so long as the Company is proceeding diligently and in good faith, by issuing equity securities or otherwise, to remedy such default during such 30-day period); or

          (d) the Company defaults in the performance of or compliance with any other covenant, agreement or condition contained herein and such default shall have continued for a period of 30 days after a Responsible Officer obtains knowledge thereof; or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) if (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness beyond any period of grace provided with respect thereto, (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or
     (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests or a sale of assets or other transaction that is permitted if made in connection with a repayment of Indebtedness), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness, provided that the sum of (1) the aggregate amount of defaulted payments described in clause (i) above with respect to Indebtedness other than Indebtedness described in clauses (ii) and (iii) above and (2) the aggregate amount of Indebtedness described in clauses (ii) and (iii) above shall exceed $10,000,000; or

          (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Restricted Subsidiary, or any such petition shall be filed against the Company or any Restricted Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) any Subsidiary Guarantee shall cease to be in full force and effect as an enforceable instrument, other than under circumstances contemplated by Section 10.6(c), or any Subsidiary Guarantor (or any Person acting at its authorized direction or on its behalf) shall assert in writing that the Subsidiary Guarantee of such Subsidiary Guarantor is not enforceable in any material respect; or

          (k) if (i) any Plan (other than a Multiemployer Plan) shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan (other than a Multiemployer Plan) shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any such Plan or the PBGC shall have notified the Company or any ERISA Affiliate that such a Plan may become a subject of any such proceedings, (iii) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (iv) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (v) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.


As used in Section 11(k), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.   REMEDIES ON DEFAULT, ETC.

12.1.   ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes at the time outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the applicable Make-Whole Amounts determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

12.2.  OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1 the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences with respect to all the Notes if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate,
(b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney who is duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.

          You agree that the Company shall not be required to register the transfer of any Note to any Person (other than your nominee) or to any separate account maintained by you unless the Company receives from the transferee a representation to the

Company (and appropriate information as to any separate accounts or other matters) to the same or similar effect with respect to the transferee as is contained in Section 6.2 or other assurances reasonably satisfactory to the Company that such transfer does not involve a prohibited transaction (as such term is used in Section 5.12(e)). You shall not be liable for any damages in connection with any such representations or assurances provided to the Company by any transferee.

13.3.  REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or an Institutional Investor with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

14.1.   PLACE OF PAYMENT.

          Subject to Section 14.2, payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Credit Suisse, New York Branch, in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.  HOME OFFICE PAYMENT.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.  EXPENSES, ETC.

15.1.   TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of your special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

          In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the reasonable fees and disbursements (including estimated unposted disbursements as of the date of the Closing) of your special counsel named in Section 4.4 which are reflected in the statement of such special counsel submitted to the Company prior to the date of the Closing as provided in Section 4.9. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of such special counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the date of the Closing to the extent such disbursements exceed estimated disbursements paid as aforesaid).

15.2.   SURVIVAL.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

17.1.   REQUIREMENTS.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount (if any) on, the Notes of either series, (ii) change the percentage of the principal amount of the Notes of either series the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12 or 17.

17.2.   SOLICITATION OF HOLDERS OF NOTES.

          (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes, provided that the failure to deliver such copies shall not affect the validity or effectiveness of any such amendment, waiver or consent.

          (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.   BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver or whether such holder has consented thereto. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.   NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy, or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

          Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement, such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS.

22.1.   SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

22.2.   JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.

          (a) The Company irrevocably submits to the nonexclusive IN PERSONAM jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the IN PERSONAM jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) The Company consents to process being served in any suit, action or proceeding of the nature referred to in Section 22.2(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Company at its address specified in Section 18 or at such other address of which you shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

          (c) Nothing in this Section 22.2 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          (d) THE COMPANY AND YOU WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE OTHER AGREEMENTS, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

22.3.  PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.4.   SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5.   CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.6.   ACCOUNTING TERMS; PRO FORMA CALCULATIONS.

          All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP. Except as otherwise specifically provided herein, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

          Any pro forma computation required to be made hereby shall be made in accordance with generally accepted financial practice, including adjustments giving effect to all acquisitions and dispositions made during the period with respect to which such computation is being made as if such acquisitions and dispositions were made on the first day of such period.

22.7.   COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.8.   GOVERNING LAW.

          This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       THE COLEMAN COMPANY, INC.

                                       By     H. MACGREGOR CLARKE
                                         --------------------------------------
                                              Vice President and Treasurer

                               The foregoing is hereby agreed
                               to as of the date thereof.

[The forms of signature by each of the purchasers, as they appear in the repective Note Purchase Agreements, are set forth below.]

                               TEACHERS INSURANCE AND ANNUITY
                                 ASSOCIATION OF AMERICA
                               By     NIAMH P. FITZGERALD
                                 ----------------------------------
                                 Director - Private Placements

                               THE TRAVELERS INSURANCE COMPANY
                               By     TERESA M. TORREY
                                 ----------------------------------
                                 Second Vice President

                               THE EQUITABLE LIFE ASSURANCE SOCIETY
                                 OF THE UNITED STATES
                               By     INA LANE
                                 ----------------------------------
                                 Investment Officer

                               THE EQUITABLE OF COLORADO, INC.
                               By   INA LANE
                                 ----------------------------------
                                 Investment Officer

                               PUBLIC EMPLOYEES' RETIREMENT
                                 ASSOCIATION OF COLORADO
                               By     ALLIANCE CAPITAL MANAGEMENT, L.P.,
                                       as Investment Advisor
                               By   ALLIANCE CAPITAL MANAGEMENT
                                       CORPORATION, as General Partner
                                      By   JAMES E. KENNEDY, JR.
                                        -------------------------------
                                           Vice President

                               CONNECTICUT GENERAL LIFE INSURANCE
                                 COMPANY
                               By     CIGNA INVESTMENTS, INC.
                                  By     DEBRA J. HEIGHT
                                    ----------------------------------
                                         Managing Director

                               CONNECTICUT GENERAL LIFE INSURANCE
                                 COMPANY, on behalf of one or more
                                 separate accounts
                               By     CIGNA INVESTMENTS, INC.
                                  By     DEBRA J. HEIGHT
                                    ----------------------------------
                                         Managing Director

                               LIFE INSURANCE COMPANY OF NORTH
                                 AMERICA
                               By     CIGNA INVESTMENTS, INC.
                                  By   DEBRA J. HEIGHT
                                  ----------------------------------
                                       Managing Director

                               INA LIFE INSURANCE COMPANY OF NEW YORK
                               By     CIGNA INVESTMENTS, INC.
                                  By   DEBRA J. HEIGHT
                                  ----------------------------------
                                       Managing Director

                               THE NORTHWESTERN MUTUAL LIFE
                                 INSURANCE COMPANY
                               By     J. THOMAS CHRISTOFFERSON
                                 ----------------------------------
                                 Vice President

                               IDS LIFE INSURANCE COMPANY
                               By     LORRAINE R. HART
                                 ----------------------------------
                                 Vice President, Investments

                               AMERICAN ENTERPRISE LIFE INSURANCE
                                 COMPANY
                               By     LORRAINE R. HART
                                 ----------------------------------
                                 Vice President, Investments

                               ALEXANDER HAMILTON LIFE INSURANCE
                                 COMPANY OF AMERICA
                               By     JAMES E. MCDONALD, JR.
                                 ----------------------------------
                                 Second Vice President

                               JEFFERSON-PILOT LIFE INSURANCE COMPANY
                               By     JAMES E. MCDONALD, JR.
                                 ----------------------------------
                                 Second Vice President

                               ALLSTATE LIFE INSURANCE COMPANY
                               By     PATRICIA W. WILSON
                                 ----------------------------------
                                 Authorized Signatory

                               By     JUDITH P. GREFFIN
                                 ----------------------------------
                                 Authorized Signatory

                               GREAT NORTHERN INSURED ANNUITY
                                 CORPORATION
                               By     JEROME R. POWERS
                                 ----------------------------------
                                 Vice President -- Investments

                               MINNESOTA MUTUAL LIFE INSURANCE
                                 COMPANY
                               By     LYNNE M. MILLS
                                 ----------------------------------
                                 Second Vice President

                               SUN LIFE ASSURANCE COMPANY OF
                                 CANADA
                               By     JOHN N. WHELIHAN
                                 ----------------------------------
                                 Vice President, U.S. Private
                                 Placements-for President

                               By     JEFFREY J. SKERRY
                                 ----------------------------------
                                 Associate Counsel-for Secretary

                               SUN LIFE ASSURANCE COMPANY
                                 OF CANADA (U.S.)
                               By     C. JAMES PRIEUR
                                 ----------------------------------
                                 Vice President-Investments

                               WOODMEN ACCIDENT AND LIFE COMPANY
                               By     A.M. MCCRAY
                                 ----------------------------------
                                 Vice President and
                                 Assistant Treasurer

                               BERKSHIRE LIFE INSURANCE COMPANY
                               By     ELLEN I. WHITTAKER
                                 ----------------------------------
                                 Investment Officer

                                                                SCHEDULE B
                             DEFINED TERMS

   As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

   "ACQUISITION" means the purchase by the Company of at least 59.9% of the issued and outstanding capital stock of ADG substantially as described in the Memorandum.

   "ADDITIONAL GUARANTOR" is defined in Section 10.6(b).

   "ADDITIONAL BORROWING FACILITY INDEBTEDNESS" means, at any time, (a) Borrowing Facility Indebtedness in excess of $175,000,000 outstanding at such time under the Existing Bank Credit Facility and (b) any Borrowing Facility Indebtedness incurred after the date of this Agreement other than pursuant to
Section 10.1(a)(i), (iii), (iv) or (v) to the extent outstanding at such time.

   "ADG" is defined in Section 8.3.

   "AFFILIATE" means, at any time, (a) with respect to any Person (including without limitation the Company), any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company, any Person beneficially owning or holding, directly or indirectly, 10% or more of the voting power of the outstanding capital stock having ordinary voting power of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of the voting power of the outstanding capital stock having ordinary voting power. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

   "ATTRIBUTABLE INDEBTEDNESS" means, as to any particular lease relating to a sale and leaseback transaction, the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof. The amount of rent required to be paid under any such lease for any such period shall be (a) the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges plus (b) without duplication, any guaranteed residual value in respect of such lease to the extent such guarantee would be included in indebtedness in accordance with GAAP.

   "BORROWING FACILITY INDEBTEDNESS" means Funded Indebtedness of the Company or any Restricted Subsidiary which either (a) has a final maturity of less than 12 months from the date of determination but which by its terms is renewable or extendable beyond 12 months from such date at the option of the obligor or (b) is issued under a credit facility having a final termination or maturity date of more than 12 months from the date of determination but which permits amounts to be repaid and reborrowed thereunder at the option of the obligor prior to such final termination or maturity date.

   "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

   "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

   "CAPITAL LEASE OBLIGATIONS" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

   "CLOSING" is defined in Section 3.

   "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

   "COMPANY" means The Coleman Company, Inc., a Delaware corporation.

   "CONFIDENTIAL INFORMATION" is defined in Section 20.

   "CONSOLIDATED CAPITALIZATION" means, at any date, the sum of (a) Consolidated Indebtedness plus (b) Consolidated Net Worth plus (c) deferred tax liabilities, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP as at the end of the fiscal quarter then most recently ended at least 45 days prior to such date.

   "CONSOLIDATED INDEBTEDNESS" means, at any date, all Indebtedness of the Company and its Restricted Subsidiaries, consolidated in accordance with GAAP.

   "CONSOLIDATED NET INCOME" for any period means the net income of the Company and its Restricted Subsidiaries for such


                                 Schedule B
period, determined on a consolidated basis in accordance with GAAP, excluding

     (a)  any gains resulting from any write-up of assets,

     (b) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary prior to its becoming a Restricted Subsidiary, and

     (c) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee.

     "CONSOLIDATED NET WORTH" means, as of the time of any determination thereof, the sum of (a) the paid-in par value (or value stated on the books of the Company) of the capital stock of the Company, plus (or minus in the case of a deficit) (b) the amount of surplus or additional paid-in capital of the Company and its Restricted Subsidiaries, plus (or minus any accumulated deficit) (c) the amount of retained earnings of the Company and its Restricted Subsidiaries (adjusted to exclude from retained earnings attributable to any period after the date of the Closing (i) any gains resulting from any write-up of assets, (ii) any earnings of any Person acquired by the Company or any Restricted Subsidiary in any manner for any period prior to the time of acquisition and any earnings of any Subsidiary acquired prior to its becoming a Restricted Subsidiary, and (iii) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee), in each case determined in accordance with GAAP.

   "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

   "DEFAULT RATE" means that rate of interest that is the greater of (i) 9.10% per annum in the case of the Series A Notes or 9.25% per annum in the case of the Series B Notes and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate.

   "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary organized under the laws of the United States or any State thereof.

   "EBITDA" for any period means Consolidated Net Income PLUS (a) all amounts deducted in the computation thereof on account of (i) interest expense, net of interest and other investment income, (ii) income and profit taxes, (iii) depreciation and amortization expenses, (iv) non-cash write-downs or write-offs of depreciable or amortizable items and other non-cash charges,
(v) net extraordinary losses and (vi) net losses on


                               Schedule B
sales of assets other than asset sales in the ordinary course of business, MINUS (b) all amounts included in Consolidated Net Income for such period on account of (i) net extraordinary gains, (ii) net gains on the sale of assets other than the asset sales in the ordinary course of business and (iii) non-cash credits.

   "ENVIRONMENTAL LAWS" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

   "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

   "EVENT OF DEFAULT" is defined in Section 11.

   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

   "EXCLUDED FUNDED INDEBTEDNESS" as of any date means (i) Funded Indebtedness permitted under Section 10.1(a)(iii) or (iv), (ii) the lesser of
(A) the aggregate unpaid principal amount of Additional Borrowing Facility Indebtedness then outstanding and (B) the Maximum Amount in effect on such date, and (iii) in case the Maximum Amount in effect on such date is a lesser amount than the Maximum Amount in effect at the time of incurrence of any Additional Borrowing Facility Indebtedness then outstanding, any Additional Borrowing Facility Indebtedness excluded from clause (ii) above solely by reason of the reduction of such Maximum Amount.

   "EXISTING BANK CREDIT FACILITY" means the Amended and Restated Credit Agreement dated as of August 3, 1995, as supplemented and amended from time to time, among the Company and certain of its Subsidiaries, the banks named therein as Lenders and Credit Suisse, as Issuing Bank and as Agent.

   "FUNDED INDEBTEDNESS" of any Person as of any date means all Indebtedness of such Person having a final maturity of more than twelve months from the date as of which the amount thereof is to be determined or having a final maturity of less than twelve months but which by its terms is renewable or extendible beyond twelve months from such date at the option of the obligor, (except that there shall not be included any Indebtedness having such a final maturity or required to be


                                  Schedule B
redeemed within twelve months from the date as of which the amount thereof is to be determined pursuant to any sinking fund provisions or otherwise).

   "FUNDED INDEBTEDNESS TO EBITDA RATIO"  as of any date means the ratio of

     (a) the aggregate amount of all Funded Indebtedness (other than Excluded Funded Indebtedness) of the Company and its Restricted Subsidiaries outstanding as at the end of the fiscal quarter then most recently ended at least 45 days prior to such date to

     (b) EBITDA for the four consecutive fiscal quarters then most recently ended at least 45 days prior to such date.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

     "GOVERNMENTAL AUTHORITY" means

     (a)  the government of

          (i) the United States of America or any State or other political subdivision thereof, or

          (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

      (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

   "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

   "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to
Section 13.1.


                                 Schedule B

   "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

     (a) all indebtedness of such Person for borrowed money and redemption obligations in respect of mandatorily redeemable Preferred Stock, including without limitation money borrowed against the loan or cash value of any insurance policy, whether or not such borrowing is classified as a liability of such Person or is required to be so classified in accordance with GAAP,

     (b) all obligations of such Person for the deferred purchase price of property or services, which purchase price (i) is due twelve months or more from the date of incurrence of the obligation in respect thereof or
   (ii) customarily or actually is evidenced by a note or similar instrument (including without limitation any such indebtedness which is non-recourse to such Person but is secured by assets of such Person),

     (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

     (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

     (e) all Capital Lease Obligations of such Person,

     (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,

     (g) all indebtedness referred to in clauses (a) through (f) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the holder of such indebtedness against loss, (iii) to advance or supply funds to maintain working capital or equity capital of another Person or otherwise to maintain the net worth or solvency of such Person (including any agreement in the nature of a support arrangement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and


                                    Schedule B

     (h) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including without limitation accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

   "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

   "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

   "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

   "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

   "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes.

   "MAXIMUM AMOUNT" means on any date an amount equal to 18% of consolidated net revenues of the Company and its Restricted Subsidiaries for the four consecutive fiscal quarters then most recently ended at least 45 days prior to such date, determined on a pro forma basis.

   "MEMORANDUM" is defined in Section 5.3.

   "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).


                                 Schedule B

   "NON-GUARANTOR RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary that is not then a Subsidiary Guarantor.

   "NOTES" is defined in Section 1.1.

   "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

   "OTHER AGREEMENTS" is defined in Section 2.

   "OTHER PURCHASERS" is defined in Section 2.

   "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

   "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

   "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

   "PREFERRED STOCK", as applied to any corporation, means shares of such corporation that shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

   "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

   "PTE" is defined in Section 6.2(a).

   "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding.

   "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

   "RESTRICTED SUBSIDIARY" as of the date of this Agreement means each Subsidiary listed in Schedule 5.4 and thereafter means each such Subsidiary not designated as an


                               Schedule B

Unrestricted Subsidiary pursuant to Section 10.5(a) and each other Subsidiary that is not an Unrestricted Subsidiary.

   "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

   "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

   "SERIES A NOTES" is defined in Section 1.1.

   "SERIES B NOTES" is defined in Section 1.1.

   "SUBSIDIARY" means, as to any Person, any corporation, partnership, joint venture, trust or estate of which (or in which) such Person, together with one or more of its Subsidiaries, owns more than 50% of

     (a) the outstanding Voting Stock,

     (b) the interest in the capital or profits of such partnership or joint venture, or

     (c) the beneficial interest of such trust or estate.

     Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

   "SUBSIDIARY GUARANTEE" is defined in Section 1.2.

   "SUBSIDIARY GUARANTOR" is defined in Section 1.2.

   "UNRESTRICTED SUBSIDIARY" means any Subsidiary that has been designated as an Unrestricted Subsidiary pursuant to Section 10.5(a) and has not been subsequently redesignated as a Restricted Subsidiary pursuant to Section 10.5(b).

   "VOTING STOCK" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of the directors, managers, trustees or other governing body of such Person.

   "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.


                                 Schedule B